SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   November 19, 1996

CONTINENTAL AMERICAN TRANSPORTATION, INC.
         Exact name of Registrant as specified in charter)

Colorado         0-18729           84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)      Zip Code

Registration telephone number, including area code: (706) 629-8682













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         Item 5.           Other Events.

                           The Board of Directors of Registrant has authorized an Atlanta based law firm to commence an action in United States District Court, Northern District of Georgia, against William T. Denman, III, a former shareholder of the Registrant, seeking a declaratory judgment that Registrant's actions in cancelling Mr. Denman's shares in 1995 for non payment of any consideration for the issuance of the canceled shares. Following the cancellation of his 5,320 common shares, Mr. Denman wrote several letters to the Securities and Exchange Commission (the "SEC") alleging, among other things, that the cancellation was illegal. On the basis of these Denman letters, the SEC commenced a preliminary investigation into the Company's past trading activities.

                           By authorizing the declaratory judgment action, Registrant's Board of Directors is confident that the Federal District Court will confirm the legality of its actions in cancelling Denman's shares especially under the circumstances where there is no record that Mr. Denman paid any consideration for them.

                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                    By:s/Timothy Holstein
                                       Timothy Holstein, President


Dated:  November 19, 1996




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